Exhibit 23.1b

            Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated November 1, 2004 in the Registration Statement (Form SB-2/A2 No. 333-120253) and related Prospectus of ConsultAmerica, Inc. for the registration of 1,195,000 shares of its common stock.




                                            Sherb & Co., LLP


New York, New York
January 4, 2005